BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

ABOVE SPACE IS FOR OFFICE USE ONLY

Formation - Profit Corporation

☒ NRS 78 - Articles of Incorporation Domestic Corporation ☐ NRS 80 - Foreign Corporation ☐ NRS 89 - Articles of Incorporation Professional Corporation

☐ 78A Formation - Close Corporation

(Name of Close Corporation MUST appear in the below heading)

Articles of Formation of ______________________ **a close corporation (NRS 78A)**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)

SRM Entertainment, Inc.

2. Registered Agent for Service of Process: (Check only one box)

☒ Commercial Registered Agent:(name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or Position with Entity (title and address below)

Corporate Creations Network Inc.
Name of Registered Agent **OR** Title of Office or Position with Entity

Street Address	City	Nevada	Zip Code
		Nevada	

Mailing Address (if different from street address)	City	Nevada	Zip Code
		Nevada	

2a. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

X Lauren Duenas, Special Secretary 04/22/2022
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date

3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)

This corporation is a close corporation operating with a board of directors ☐ Yes **OR** ☐ No

4. Names and Addresses of the Board of Directors/ Trustees or Stockholders

(NRS 78: Board of Directors/ Trustees is required.

NRS 78a: Required if the Close Corporation is governed by a board of directors.

NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)

1) Name: Richard Miller — Country: US
Street Address: 1061 E. Indiantown Road, Suite 110 — City: Jupiter — State: FL — Zip/Postal Code: 33477

2) Name: Brian S. John — Country: US
Street Address: 1061 E. Indiantown Road, Suite 110 — City: Jupiter — State: FL — Zip/Postal Code: 33477

3) Name: — Country:
Street Address: — City: — State: — Zip/Postal Code:

5. Jurisdiction of Incorporation: (NRS 80 only)

5a. Jurisdiction of incorporation:

5b. I declare this entity is in good standing in the jurisdiction of its incorporation. ☐

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - Profit Corporation

Continued, Page 2

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)	By selecting "Yes" you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field.	**Yes** ☐
7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)	To engage in any lawful activity	
8. Authorized Shares: (Number of shares corporation is authorized to issue)	Number of Authorized shares with Par value: 110,000,000 Number of Common shares with Par value: 100,000,000 Number of Preferred shares with Par value: 10,000,000 Number of shares with no par value: 0 If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.	Par value: $ 0.0001000000 Par value: $ 0.0001000000 Par value: $ 0.0001000000
9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. **Name, Address and Signature of** the **Incorporator** for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Name ______ Country ______ Address ______ City ______ State ______ Zip/Postal Code ______ X ______________________ (attach additional page if necessary)	

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Section 1. Authorized Stock
The aggregate number of shares that the Corporation will have authority to issue is One Hundred Ten Million (110,000,000) of which One Hundred Million (100,000,000) shares will be common stock, with a par value of $0.0001 per share, and Ten Million (10,000,000) shares will be preferred stock, with a par value of $0.0001 per share.

The Preferred Stock may be divided into and issued in series. The initial Series A shares of Preferred Stock shall consist of One Million (1,000,000) shares and each Series A share shall have voting rights equal to 100 shares of common stock and shall have no other rights, qualifications, preferences or limitations. The Board of Directors of the Corporation is authorized to divide the remaining Nine Million (9,000,000) authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation is authorized, within any limitations prescribed by law and this Article, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock including but not limited to the following:
(a) The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;
(b) Whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;
(c) The amount payable upon shares in the event of voluntary or involuntary liquidation;
(d) Sinking fund or other provisions, if any, for the redemption or purchase of shares;
(e) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;
(f) Voting powers, if any, with the Common Stock on any matter, including but not limited to the election of directors, for which such Preferred Stock or series has such rights; and,
(g) Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as the Board of Directors of the Corporation may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

The Corporation shall not declare, pay or set apart for payment any dividend or other distribution (unless payable solely in shares of Common Stock or other class of stock junior to the Preferred Stock as to dividends or upon liquidation) in respect of Common Stock, or other class of stock junior to the Preferred Stock, nor shall it redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of Preferred Stock for the current period (and in the case of cumulative dividends, if any, payable to holder of Preferred Stock for the current period and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payments, in accordance with the terms of the Preferred Stock, as fixed by the Board of Directors.

In the event of the liquidation of the Corporation, holders of Preferred Stock, exclusive of the Series A Preferred Stock, shall be entitled to receive, before any payment or distribution on the Common Stock or any other class of stock junior to the Preferred Stock upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such Preferred Stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such Preferred Stock (whether or not earned or declared) to the date of such distribution. Neither the sale, lease or exchange of all or substantially all of the property and assets of the Corporation, nor any consolidation or merger of the Corporation, shall be deemed to be a liquidation for the purposes of this Article.

Section 2. Liability.

To the fullest extent permitted by NRS 78, a director or officer of the Corporation will not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that this article will not eliminate or limit the liability of a director or officer for:

(a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

(b) the payment of distributions in violation of NRS 78.300, as amended.

Any amendment or repeal of this Section 2 will not adversely affect any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal.

Section 3. Indemnification

(a) Right to Indemnification. The Corporation will indemnify to the fullest extent permitted by law any person (the "Indemnitee") made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he or she is or was a director of the Corporation or is or was serving as a director, officer, employee or agent of another entity at the request of the Corporation or any predecessor of the Corporation against judgments, fines, penalties, excise taxes, amounts

paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) that he or she incurs in connection with such action or proceeding.

(b) Inurement. The right to indemnification will inure whether or not the claim asserted is based on matters that predate the adoption of this Section 3, will continue as to an Indemnitee who has ceased to hold the position by virtue of which he or she was entitled to indemnification, and will inure to the benefit of his or her heirs and personal representatives.

(c) Non-exclusivity of Rights. The right to indemnification and to the advancement of expenses conferred by this Section 3 are not exclusive of any other rights that an Indemnitee may have or acquire under any statue, bylaw, agreement, vote of stockholders or disinterested directors, the Certificate of Incorporation or otherwise.

(d) Other Sources. The Corporations obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at the request as a director, officer employee or agent of another corporation, partnership, joint venture, trust, enterprise or other entity will be reduced by any amount such Indemnitee may collect as indemnification or advancement or expenses from such other entity.

(e) Advancement of Expenses. The Corporation will, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys fees and disbursements, incurred in connection with defending any proceeding from which he or she is indemnified by the Corporation, in advance of the final disposition of such proceeding; provided that the Corporation has received the undertaking of such director or officer to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the director or officer is not entitled to be indemnified for such expenses.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Initial List and State Business License Application

Initial List of Officers, Managers, Members, General Partners, Managing Partners, or Trustees:

SRM Entertainment, Inc.

NAME OF ENTITY

TYPE OR PRINT ONLY - USE DARK INK ONLY - DO NOT HIGHLIGHT

IMPORTANT: *Read instructions before completing and returning this form.*

Please indicate the entity type (check only one):

☒ Corporation

☐ This corporation is publicly traded, the Central Index Key number is:

☐ Nonprofit Corporation (see nonprofit sections below)

☐ Limited-Liability Company

☐ Limited Partnership

☐ Limited-Liability Partnership

☐ Limited-Liability Limited Partnership (If formed at the same time as the Limited Partnership)

☐ Business Trust

Additional Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers, may be listed on a supplemental page.

CHECK ONLY IF APPLICABLE

Pursuant to NRS Chapter 76, this entity is exempt from the business license fee.

☐ 001 - Governmental Entity

☐ 006 - NRS 680B.020 Insurance Co, provide license or certificate of authority number

For nonprofit entities formed under NRS Chapter 80: entities without 501(c) nonprofit designation are required to maintain a state business license, the fee is $200.00. Those claiming an exemption under 501(c) designation must indicate by checking box below.

☐ Pursuant to NRS Chapter 76, this entity is a 501(c) nonprofit entity and is exempt from the business license fee. Exemption code 002

For nonprofit entities formed under NRS Chapter 81: entities which are Unit-owners' association or Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. § 501(c) are excluded from the requirement to obtain a state business license. Please indicate below if this entity falls under one of these categories by marking the appropriate box. If the entity does not fall under either of these categories please submit $200.00 for the state business license.

☐ Unit-owners' Association ☐ Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. § 501(c)

For nonprofit entities formed under NRS Chapter 82 and 80: Charitable Solicitation Information - check applicable box

Does the Organization intend to solicit charitable or tax deductible contributions?

☐ No – no additional form is required

☐ Yes – the "Charitable Solicitation Registration Statement" is required.

☐ The Organization claims exemption pursuant to NRS 82A.210 - the "Exemption From Charitable Solicitation Registration Statement" is required

** **Failure to include the required statement form will result in rejection of the filing and could result in late fees.** **

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Initial List and State Business License Application - Continued

Officers, Managers, Members, General Partners, Managing Partners or Trustees:

CORPORATION, INDICATE THE PRESIDENT, OR EQUIVALENT OF: Title: President

Name	Country		
Richard Miller	US		
Address	**City**	**State**	**Zip/Postal Code**
1061 E. Indiantown Road, Suite 110	Jupiter	FL	33477

CORPORATION, INDICATE THE SECRETARY, OR EQUIVALENT OF: Title: SECRETARY/DIRECTOR

Name	Country		
Brian S. John	US		
Address	**City**	**State**	**Zip/Postal Code**
1061 E. Indiantown Road, Suite 110	Jupiter	FL	33477

CORPORATION, INDICATE THE TREASURER, OR EQUIVALENT OF: Title: TREASURER

Name	Country		
Richard Miller	US		
Address	**City**	**State**	**Zip/Postal Code**
1061 E. Indiantown Road, Suite 110	Jupiter	FL	33477

CORPORATION, INDICATE THE DIRECTOR:

Name	Country		
Richard Miller	US		
Address	**City**	**State**	**Zip/Postal Code**
1061 E. Indiantown Road, Suite 110	Jupiter	FL	33477

None of the officers or directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X [signature]

Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Trustee, Member, Owner of Business, Partner or Authorized Signer *FORM WILL BE RETURNED IF UNSIGNED.*

Title	Date
President	04/22/2022